                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ASTEC INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  [ASTEC LOGO]

                             ASTEC INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 22, 1999

TO THE SHAREHOLDERS:

         The Annual Meeting of Shareholders of Astec Industries, Inc., a Tennessee corporation, will be held at the Company's executive offices, 4101 Jerome Avenue, Chattanooga, Tennessee, on April 22, 1999, at 10:00 a.m., Chattanooga time, for the following purposes:

         1. To elect three directors in Class I to serve until the annual meeting of shareholders in 2002, or in the case of each director until his successor is duly elected and qualified.

         2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of record at the close of business on March 8, 1999 are entitled to notice of, and to vote at, the Annual Meeting. The transfer books will not be closed. A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection by shareholders at the Company's offices from March 15, 1999 through the Annual Meeting.

                                             By Order of the Board of Directors

                                             RICHARD W. BETHEA, JR.
                                             Secretary

Dated:  March 22, 1999

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY APPOINTMENT CARD PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

                             ASTEC INDUSTRIES, INC.
                               4101 Jerome Avenue
                          Chattanooga, Tennessee 37407
                                 (423) 867-4210

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 22, 1999

         The enclosed proxy appointment is solicited by and on behalf of the Board of Directors of Astec Industries, Inc. for use at its Annual Meeting of Shareholders to be held on April 22, 1999, and at any adjournments thereof. The appointment of proxy is revocable at any time prior to its exercise at the Annual Meeting by (i) written notice to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy appointment bearing a later date, or (iii) attending the Annual Meeting and voting in person.

         This Proxy Statement is being mailed by the Company to its shareholders on or about March 22, 1999. The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998, including financial statements, is being sent to the shareholders with this Proxy Statement.

         Only holders of record of the Company's Common Stock as of the close of business on March 8, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date there were 19,014,380 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. A shareholder is entitled to one vote for each share of Common Stock held.

                            1. ELECTION OF DIRECTORS

         The Board of Directors of the Company is divided into three classes, with the term of office of each class ending in successive years. The terms of directors of Class I expire with this Annual Meeting. The directors of Class II and Class III will continue in office until the 2000 and 2001 annual meetings of shareholders, respectively. At the present time there are three directors in Class I, four directors in Class II, and four directors in Class III. The shareholders are being asked to vote for the election of the three directors in Class I.

         If the enclosed proxy appointment card is properly executed and returned, the persons appointed as proxies will vote the shares represented by the proxy appointment in favor of the election to the Board of Directors of each of the three Class I nominees whose names appear below, unless either authority to vote for any or all of the nominees is withheld or such appointment has previously been revoked. It is anticipated that management shareholders of the Company will grant authority to vote for the election of all the nominees. Each Class I director will be elected to hold office until the 2002 annual meeting of shareholders and thereafter until his successor has been elected and qualified. In the event that any nominee is unable to serve (which is not anticipated), the persons appointed as proxies will cast votes for the remaining nominees and for such other persons as they may select.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS CHECK "AUTHORITY GRANTED" TO VOTE FOR THE ELECTION OF ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF EACH OF THE NOMINEES. WITHHOLDING AUTHORITY TO VOTE WITH RESPECT TO ANY ONE OR MORE NOMINEES WILL CONSTITUTE A VOTE AGAINST SUCH NOMINEE(S).

CERTAIN INFORMATION CONCERNING NOMINEES AND DIRECTORS

         The following table sets forth the names of the nominees and of the directors continuing in office, their ages, the year in which they were first elected directors, their positions with the Company, their principal occupations and employers for at least the last five years, any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940, the number of shares of the Company's Common Stock beneficially owned by them on March 8, 1999, and the percentage of the 19,014,380 total shares of Common Stock outstanding on such date that such beneficial ownership represents. For information concerning membership on Committees of the Board of Directors, see "Other Information About the Board and its Committees" below.

                              NOMINEES FOR DIRECTOR

                                     CLASS I
                FOR THREE-YEAR TERM EXPIRING ANNUAL MEETING 2002

                                                POSITIONS WITH THE COMPANY,                      SHARES OF COMMON STOCK
         NAME, AGE AND                         PRINCIPAL OCCUPATIONS DURING                      BENEFICIALLY OWNED AND
           YEAR FIRST                            AT LEAST PAST FIVE YEARS,                          PERCENT OF COMMON
        ELECTED DIRECTOR                          AND OTHER DIRECTORSHIPS                          STOCK OUTSTANDING(1)
        ----------------                       ----------------------------                      ----------------------
        William D. Gehl          Mr. Gehl is Chairman of the Board, President, and Chief                    0
              (52)               Executive Officer of Gehl Company, a manufacturer of
               --                agricultural and industrial construction equipment.
                                 Prior to joining Gehl Company in 1992 as President and
                                 Chief Executive Office, Mr. Gehl served as Executive
                                 Vice President and Chief Operating Officer of The
                                 Ziegler Companies, Inc., a financial services holding
                                 company.

       Ronald W. Dunmire         Mr. Dunmire served as President and Chief Executive                      2,000
              (61)               Officer of Cedarapids, Inc., a manufacturer of rock
             (1996)              crushing and road building equipment and a subsidiary of
                                 Raytheon Company, from 1983 until 1993. Mr. Dunmire is
                                 currently retired.

        Robert Dressler          Mr. Dressler has served as a Managing Director since                     2,000
              (73)               December, 1996 and previously served as a Senior  Vice
             (1997)              President in the Corporate Finance Department of Raymond
                                 James and Associates, Inc. since 1987.  Mr. Dressler
                                 also serves as director of Crown Andersen, Inc.

                         MEMBERS OF BOARD OF DIRECTORS
                              CONTINUING IN OFFICE

                                    CLASS II
                       TERM EXPIRING ANNUAL MEETING 2000


                                                  POSITIONS WITH THE COMPANY,                    SHARES OF COMMON STOCK
           NAME, AGE AND                         PRINCIPAL OCCUPATIONS DURING                    BENEFICIALLY OWNED AND
            YEAR FIRST                             AT LEAST PAST FIVE YEARS,                        PERCENT OF COMMON
         ELECTED DIRECTOR                           AND OTHER DIRECTORSHIPS                        STOCK OUTSTANDING(1)
        -------------------                     --------------------------------                ------------------------
        Daniel K. Frierson           Mr. Frierson has been the Chief Executive Officer of                3,000
               (57)                  The Dixie Group, Inc., a public company in the
              (1994)                 textile manufacturing business, since 1979 and has
                                     served as Chairman of the Board of such company
                                     since 1987.  Mr. Frierson also serves as a director
                                     on the boards of Printpack, Inc. and SunTrust Bank
                                     of Chattanooga, N.A., which was formerly American
                                     National Bank.

         E. D. Sloan, Jr.            Mr. Sloan is Chairman of the Board of Nolas Trading               202,000(2)
               (69)                  Company, Inc., which until 1987 was named Sloan                     1.06%
              (1978)                 Construction Co., Inc.

         George C. Dillon            Mr. Dillon has served as a director of the Company                  4,048(3)
               (76)                  since 1986.  While currently retired, Mr. Dillon
              (1986)                 formerly served as a director of the Phelps Dodge
                                     Corporation, Newhall Land & Farming Company, and
                                     Butler Manufacturing Co.

        Robert G. Stafford           Mr. Stafford was appointed Group Vice President -                   1,665(4)
               (60)                  Aggregate in December 1998 and served as President
              (1988)                 of Telsmith, Inc., a subsidiary of the Company from
                                     April 1991 to December 1998.

                                    CLASS III
                        TERM EXPIRING ANNUAL MEETING 2001

                                                POSITIONS WITH THE COMPANY,                      SHARES OF COMMON STOCK
         NAME, AGE AND                         PRINCIPAL OCCUPATIONS DURING                       BENEFICIALLY OWNED AND
           YEAR FIRST                            AT LEAST PAST FIVE YEARS,                          PERCENT OF COMMON
        ELECTED DIRECTOR                          AND OTHER DIRECTORSHIPS                          STOCK OUTSTANDING(1)
        ----------------                       -----------------------------                     ------------------------
         J. Don Brock            Dr. Brock has been President of the Company since its                 2,536,621(5)
             (60)                incorporation in 1972 and assumed the additional                         13.23%
            (1972)               position of Chairman of the Board in 1975.  He earned
                                 his Ph.D. degree in mechanical engineering from the
                                 Georgia Institute of Technology.  Dr. Brock also serves
                                 as a director on the board of The Dixie Group, Inc., a
                                 public company in the textile manufacturing business.

        Albert E. Guth           Mr. Guth has served as the President of Astec Financial                  81,174(6)
             (59)                Services, Inc., a subsidiary of the Company since June
            (1972)               1996. Previously he served as Chief Financial Officer
                                 of the Company since 1987, Senior Vice President of the
                                 Company since 1984 and Secretary of the Company since
                                 1972.

        W. Norman Smith          Mr. Smith was appointed Group Vice President - Asphalt                  364,442(7)
             (59)                in December 1998 and has served as the President of                       1.91%
            (1982)               Astec, Inc., a subsidiary of the Company, since its
                                 formation in January 1995. Previously, he served as the
                                 President of Heatec, Inc., a subsidiary of the Company,
                                 since 1977.

       William B. Sansom         Mr. Sansom has served as the Chairman and Chief                            2,000
             (57)                Executive Officer of H.T. Hackney Co., a diversified
            (1995)               wholesale grocery, gas and oil, and furniture
                                 manufacturing company, since 1983. Formerly, Mr. Sansom
                                 served as the Tennessee Commissioner of Transportation
                                 from 1979 to 1981, and as Tennessee Commissioner of
                                 Finance and Administration from 1981 to 1983.  Mr.
                                 Sansom also serves as a director on the boards of Martin
                                 Marietta Materials and First Tennessee National
                                 Corporation.


(1) The amounts of the Company's Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and dispositive power over the shares of Common Stock, unless otherwise indicated. As indicated, certain of the shares included are beneficially owned by the holders by virtue of their ownership of options to purchase Common Stock under the 1986 Stock Option Plan or the 1992 Stock Option Plan and such shares issuable upon currently exercisable options have been taken into account in determining the percent of Common Stock owned. Unless indicated in the table, the number of shares included in the table as beneficially owned by a director or nominee does not exceed one percent of the Common Stock of the Company outstanding on March 8, 1999. All share amounts reflect a two-for-one stock split of the Common Stock effective January 18, 1999.

(2) Includes 200,000 shares held of record by Mr. Sloan's Individual Retirement Account.

(3)      Includes 4,000 shares held in Mr. Dillon's Individual Retirement
         Account.

(4) Includes 1,665 shares held in the Company's Supplemental Executive Retirement Plan.

(5) Does not include 293,508 shares held by Edna F. Brock, Dr. Brock's mother, over which shares he has no voting or dispositive power. Does include 160,000 shares subject to options under the Company's 1992 Stock Option Plan and 2,501 shares held in the Company's Supplemental Executive Retirement Plan.

(6) Includes 50,000 shares subject to options under the Company's 1992 Stock Option Plan and 1,174 shares held in the Company's Supplemental Executive Retirement Plan.

(7) Includes 112,000 shares subject to options under the Company's 1992 Stock Option Plan and 1,302 shares held in the Company's Supplemental Executive Retirement Plan.

OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

         Meetings. During 1998, the Board of Directors held six meetings, and the Board's Committees held the meetings described below. Each incumbent director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period for which he has been a director; and (2) the total number of meetings held by all committees of the Board on which he served during the periods that he served.

         Committees. During 1998, the Company's Board of Directors had an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and a Technical Committee. Certain information regarding the Board's Committees is set forth below.

         Executive Committee. The Executive Committee is authorized to act on behalf of the Board of Directors on matters that may arise between regular meetings of the Board upon which the Board of Directors would be authorized to act. During 1998, the members of the Executive Committee were Dr. Brock (Chairman) and Messrs. Smith, Frierson and Guth. The Executive Committee met three times during 1998. The current members of the Executive Committee are Dr. Brock (Chairman) and Messrs. Smith, Frierson and Guth.

         Audit Committee. The Audit Committee annually reviews and recommends to the Board the firm to be engaged as independent auditors for the next fiscal year, reviews with the independent auditors the plan and results of the auditing engagement, reviews the scope and results of the Company's procedures for internal auditing, and inquires as to the adequacy of the Company's internal accounting controls. In 1998, the members of the Audit Committee were Messrs. Dillon (Chairman), Sansom and Dunmire. During 1998, the Audit Committee held three meetings. The current members of the Audit Committee are Messrs. Dillon (Chairman), Sansom and Dunmire.

         Compensation Committee. The Compensation Committee is authorized to consider and recommend to the full Board the executive compensation policies of the Company and to administer the Company's stock option plans. In 1998, the members of the Compensation Committee were Messrs. Frierson (Chairman), Sloan, and Dunmire, and Jones (whose term as director expires with this Annual Meeting and is not being considered for re-election), and during 1998, the Compensation Committee held two meetings. The current members of the Compensation Committee are Messrs. Frierson (Chairman), Jones, Sloan, and Dunmire.

         Nominating Committee. The Nominating Committee is authorized to recommend candidates for election. During 1998, the members of the Nominating Committee were Messrs. Sansom (Chairman), Frierson and Dressler. The Nominating Committee met once in 1998. The current members of the nominating committee are Messrs. Sansom (Chairman), Frierson and Dressler.

         Technical Committee. The Technical Committee met two times in 1998 to review the Company's product lines and to consider new areas of technical design. In 1998, the members of the Technical Committee were

Dr. Brock (Chairman) and Messrs. Stafford, Smith, Dressler and Dunmire. The current members of the Technical Committee are Dr. Brock (Chairman), and Messrs. Smith, Stafford, Dunmire and Dressler.

COMMON STOCK OWNERSHIP OF MANAGEMENT

      Based on available information, the Company believes that its directors and executive officers as a group beneficially owned the following number of shares of Common Stock as of March 8, 1999:

    Title of Class              Shares Beneficially Owned(1)       Percent of Class
    --------------              ----------------------------       ----------------
Common Stock, $.20 Par Value            3,296,950                       16.77%

-------------------

(1) The foregoing table includes 645,000 shares which the directors and executive officers have the right to acquire pursuant to currently exercisable options under the Company's stock option plans. Such shares issuable upon exercise of all currently exercisable options are assumed to be outstanding for purposes of determining the percent of shares owned by the group. The share amount reflects a two-for-one stock split of the Common Stock effective January 18, 1999.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information as of the dates indicated with respect to the only persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock.

NAME AND ADDRESS OF                                                  AMOUNT AND NATURE OF
BENEFICIAL OWNER                                       DATE         BENEFICIAL OWNERSHIP(1)               PERCENT OF CLASS
-------------------                                 -------------   ---------------------                 ----------------
J. Don Brock                                        March 8, 1999            2,536,621(2)                       13.23%
      Astec Industries, Inc.
      4101 Jerome Avenue
      Chattanooga, Tennessee  37407

Dimensional Fund Advisors, Inc.                     March 8, 1999            1,012,800(3)                        5.33%
      1299 Ocean Avenue, 11th Floor
      Santa Monica, California  90401

Lynne W. Brock                                      March 8, 1999            1,725,828                           9.08%
      6454 Howard Adair Road
      Chattanooga, Tennessee 37416

-------------------
(1) The amounts of the Company's Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and dispositive power over the shares of Common Stock, unless otherwise indicated. All share amounts reflect a two-for-one stock split of the Common Stock effective January 18, 1999.

(2) Includes 160,000 shares subject to options under the 1992 Stock Option Plan and 2,501 shares held in the Company's Supplemental Executive Retirement Plan. The shares of Common Stock issuable upon exercise of such options held by Dr. Brock are assumed to be outstanding for purposes of determining percent of shares owned by

Dr. Brock. Does not include 293,508 shares held beneficially by Edna F. Brock, Dr. Brock's mother, over which shares he has no voting or dispositive power.

(3) Based on information previously provided by such investor to the Company. Dimensional Fund Advisors, Inc. is an investment advisor with voting and dispositive power over 612,800 shares and sole voting but no dispositive power over 400,000 shares. Dimensional Fund Advisors, Inc. disclaims beneficial ownership of all 1,012,800 shares.

EXECUTIVE COMPENSATION

           The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 31, 1996, 1997 and 1998 for
(i) the President of the Company, and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                 Long-Term
                                                               Annual Compensation              Compensation
                                                          -----------------------------   ----------------------
Name and                                                                                   Securities Underlying        All Other
Principal Position                              Year       Salary ($)      Bonus ($)     Options (# of shares)    Compensation($)(1)
--------------------------------------      ------------  -----------    --------------  -----------------------  ------------------
J. Don Brock                                    1998         $300,000        $160,000              60,000               $50,659
  Chairman of the Board                         1997          247,000         125,000                  --                65,466
  and President                                 1996          240,000          50,000              80,000                75,171

Robert G. Stafford                              1998         $165,000        $ 82,500              60,000               $32,494
  Group Vice President - Aggregate              1997          159,000          74,240                  --                26,971
                                                1996          147,885          54,760              50,000                21,392

W. Norman Smith                                 1998         $165,000        $ 82,500              60,000               $30,833
  Group Vice President - Asphalt                1997          159,000          79,500                  --                22,022
  and President of Astec, Inc.                  1996          154,000          30,800              30,000                27,083

Richard W. Bethea, Jr.                          1998         $190,000        $ 75,000              36,000               $30,593
  Vice President and                            1997          165,000          60,000              10,000                    --
  General Counsel                               1996               --              --                  --                    --

Albert E. Guth                                  1998         $148,000        $ 74,000              10,000               $25,869
  President of Astec Financial                  1997          144,000          30,000                  --                19,927
   Services, Inc.                               1996          140,000          20,000              10,000                18,038

-------------------

(1) The compensation reported under All Other Compensation represents (a) contributions to the Company's 401(k) Plan on behalf of the Named Executive Officers to match 1998 pre-tax elective contributions (included under salary and bonus) made by each Named Executive Officer to such plan; (b) contributions to the Company's Supplemental Executive Retirement Plan on behalf of the Named Executive Officers; and (c) insurance premiums on health insurance policies and term life insurance policies for the benefit of each of the Named Executive Officers. Company contributions under the 401(k) Plan for the 1998 fiscal year were as follows: $3,200 to Dr. Brock; $3,200 to Mr. Stafford; $3,200 to Mr. Smith; $2,850 to Mr. Bethea; and $3,200 to Mr. Guth. For the 1998 fiscal year, Company contributions under the Supplemental Executive Retirement Plan were:
$41,483 to Dr. Brock; $23,480 to Mr. Stafford; $23,477 to Mr. Smith; $24,535 to
Mr. Bethea; and $16,814 to Mr. Guth. The amount of insurance premium paid for the benefit of each of the Named Executive Officers for the 1998 fiscal year was: $5,976 for Dr. Brock; $5,814 for Mr. Stafford; $4,156 for Mr. Smith; $3,208 for Mr. Bethea; and $5,855 for Mr. Guth.

                        OPTION GRANTS IN LAST FISCAL YEAR

           The following table provides details regarding stock options granted to the Named Executive Officers in 1998. In addition, the hypothetical gains or "option spreads" that would exist for the respective options are reflected. These gains are based on assumed rates of annual compound price appreciation of 5% and 10% from the date the options were granted over the full option term. All amounts reflect a two-for-one stock split of the Common Stock effective January 18, 1999.

                            INDIVIDUAL OPTION GRANTS

                                                                                                    Potential Realizable Value at
                                                                                                    Assumed Annual Rates of Stock
                         Securities     % if Total Options                                             Price Appreciation for
                         Underlying        Granted to           Exercise                                    Option Term ($)
                          Options         Employees in          or Base                                    ---------------
     Name               Granted (#)1     Fiscal Year (%)     Price ($/Sh)(2)    Expiration Date        5%               10%
     ----               ------------     ---------------     ---------------    ---------------        --               ---
J. Don Brock               60,000             9.04%             $19.113             6/25/03         $183,744       $  532,177
Robert G. Stafford         60,000             9.04%             $17.375             6/25/08         $655,623       $1,661,477
W. Norman Smith            60,000             9.04%             $17.375             6/25/08         $655,623       $1,661,477
Richard W. Bethea, Jr.     36,000             5.42%             $17.375             6/25/08         $393,374       $  996,886
Albert E. Guth             10,000             1.51%             $17.375             6/25/08         $109,270       $  276,913

-------------------

(1) All of the options were granted under the 1998 Long-Term Incentive Plan and are not currently exercisable. If the Company is a party to any reorganization under which the Company will not remain in existence or substantially all of its Common Stock will be purchased by a single purchaser or group of purchasers acting together, the Compensation Committee of the Board of Directors may, in its discretion, (i) declare all options outstanding under the Plan exercisable immediately and terminate any options not so exercised within a time period specified by the Compensation Committee; (ii) adjust the outstanding options as appropriate so that they apply to the securities of the corporation resulting from such reorganization; or (iii) take some combination of (i) and (ii). If the Compensation Committee believes an event is likely to lead to a change in control of stock ownership of the Company, whether or not any such change in control actually occurs, the Compensation Committee may declare all options granted under the Plan immediately exercisable. All amounts reflect a two-for-one stock split of the Common Stock effective January 18, 1999.

(2) The exercise price may be paid by delivery of already-owned shares and tax withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

         The following table shows stock option exercises by the Named Executive Officers during 1998, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares underlying both exercisable and non-exercisable stock options as of December 31, 1998. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Company's Common Stock. All amounts reflect a two-for-one stock split of the Common Stock effective January 18, 1999.

                                                                   Number of Securities Underlying          Value of Unexercised
                                                                         Unexercised Options                In-the-Money Options
                                    Shares                              at Fiscal Year-End (#)             at Fiscal Year-End ($)
                                 Acquired on        Value          -------------------------------    -----------------------------
   Name                          Exercise (#)    Realized ($)      Exercisable Unexercisable          Exercisable     Unexercisable
  ----------                     ------------    ------------      ----------- -------------------    ------------    -------------
  J. Don Brock                     120,000         $1,095,240         200,000       60,000              $4,415,720        $522,000

  Robert G. Stafford                  -                -              240,000       60,000              $5,793,820        $626,280

  W. Norman Smith                   20,000         $  289,860         112,000       60,000              $2,543,788        $626,280

  Richard W. Bethea, Jr.              -                -               20,000       36,000                $465,000        $375,768

  Albert E. Guth                      -                -               50,000       10,000              $1,076,260        $104,380

         Pension Plan. The Company formerly operated a defined benefit plan for the Barber-Greene shop, Barber-Greene office and Telsmith office employees. In December 1995, all assets in this plan were finally distributed to Transamerica, Inc. for the establishment of annuities for the benefit of its participants. At the time of this distribution, Mr. Stafford had nine and one-third years of credit under the plan and has an estimated annual benefit payable upon retirement of $8,385.

         Compensation of Directors. During 1998, the Company's policy regarding the compensation of directors was to pay directors who were not full-time employees of the Company a fee of $8,000 per year for services as a director, plus $1,000 for each Board meeting attended. Further, directors are paid $500 per committee meeting attended or $300 if the committee meeting occurs on the day of a Board meeting. The Company also reimburses the directors for travel and other out-of-pocket expenses incurred in connection with their duties as directors. Directors who are full-time employees of the Company receive no additional compensation for services as directors. During 1999, Outside Directors will be paid according to the Non-Employee Directors Stock Incentive Plan. Directors can choose to have their annual fee of $10,000 paid in either common stock, deferred stock or stock options. All meeting fees will be paid in cash.

         Compensation Committee Interlocks and Insider Participation. In 1998, the members of the Company's Compensation Committee were Messrs. Frierson (Chairman), Dunmire, Jones and Sloan, none of which served as an officer or employee of the Company during the 1998 fiscal year. The current members of the Compensation Committee are Messrs. Frierson (Chairman), Sloan, and Dunmire. There are no "interlocks," as defined by the SEC, with respect to any member of the Compensation Committee.

         Five-Year Shareholder Return Comparison. The following line-graph presentation compares cumulative, five-year shareholder returns of the Company with the Nasdaq Stock Market (US Companies) and an industry group composed of manufacturers of industrial and commercial machinery and equipment over the same period (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market (US Companies) and the industry group on December 31, 1993, and reinvestment of all dividends).

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                  PERFORMANCE GRAPH FOR ASTEC INDUSTRIES, INC.

                              [PERFORMANCE GRAPH]

                                   YEAR-END CUMULATIVE RETURNS

                            1993          1994           1995          1996          1997           1998
                            ----          ----           ----          ----          ----           ----
ASTEC INDUSTRIES, INC.     100.0          82.9           64.2          61.8         108.9          361.8
NASDAQ STOCK MARKET        100.0          97.8          138.3         170.0         208.3          293.5
PEER INDEX                 100.0          64.8           54.7          64.2          60.1           38.9

                                           LEGEND

       Symbol                         Index Description
       ------                         -----------------
       _____________                  Astec Industries, Inc.
       __ __ __ __ _                  Nasdaq Stock Market (US companies)
       - - - - - - -                  Peer Index (Standard Industrial Classification Code Group 3590-3599)

         Total return calculations for the Nasdaq Stock Market (US Companies) and the Peer Index were prepared by the Center for Research in Security Prices, The University of Chicago. The Peer Index is composed of the approximately 10 companies in the Standard Industrial Classification Code Group 3590-3599 (manufacturers of industrial and commercial machinery and equipment). Information with regard to SIC classifications in general can be found in the Standard Industrial Classification Manual published by the Executive Office of the President, Office of Management and Budget. Specific information regarding the companies comprising the Peer Index, SIC Code Group 3590-3599, will be provided to any shareholder upon request to the Secretary of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

         The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Overview and Philosophy

         The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed entirely of outside directors and is responsible for making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, recommends the compensation to be paid to the Company's executive officers.

         The objectives of the Company's executive compensation program are to:

          - Approve compensation policies and guidelines that will attract and retain qualified personnel and reward performance.

          - Encourage the achievement of Company performance by utilizing a performance rated bonus plan.

         The executive compensation program provides an overall level of compensation opportunity that is competitive within the construction equipment manufacturing industry, as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in similar companies based upon annual and long-term Company performance as well as individual performance. The Compensation Committee will use its discretion to recommend executive compensation where in its judgment external, internal or an individual's circumstances so warrant.

Executive Officer Compensation Program

         The Company's executive officer compensation program is comprised of base salary, annual cash performance rating bonus plan compensation, contributions to the Supplemental Executive Retirement Plan, long-term incentive compensation in the form of stock options and various benefits, including medical and 401(k) plans generally available to all employees of the Company. The Company does not have a policy that requires or encourages the Board of Directors to limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Board of Directors will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent necessary and to the extent consistent with its other compensation objectives.

Base Salary

         Base salary for the Company's executive officers is determined by the Compensation Committee based on the individual's education, experience and performance. The Compensation Committee periodically reviews each executive officer's compensation.

Annual Cash Incentive Compensation

         The Performance Rating Management Bonus Plan is the Company's annual incentive program for executive officers and key managers of the Company's subsidiaries, and all non-union employees. The purpose of the plan is to provide direct financial incentive in the form of an annual cash bonus to those who achieve their business units' annual goals. In 1999, based on the proposed Executive Officer Annual Bonus Equity Election Plan, the Company's Executive Officers will have the option to receive up to 100% of their bonus in Common Stock or stock options. Budgeted goals for the Company and each business unit are set at the beginning of each fiscal year. In 1988, the following measures of Company performance were selected: return on capital employed, cash flow on capital employed, growth, and safety. In 1998, the growth goal was replaced by an income before income tax goal. Each year the relative values of these measures are adjusted based on the circumstances and goals defined. Individual performance may also be taken into account in determining bonuses, but no bonus is paid unless the above criteria have been achieved. A performance score is applied to ten percent of earnings by subsidiary after consideration of income taxes. The performance rating earned may vary from 5% to 100% of the 10%.

Stock Options

         The stock option program is the Company's long-term incentive plan for executive officers and key managers. The objectives of the program are to relate executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term stock position in the Company's Common Stock. The Company's stock option plans authorize the Compensation Committee to award key personnel stock options and stock appreciation rights. Awards are granted at the discretion of the Compensation Committee based on Company performance, individual performance and the employee's position with the Company.

Benefits

         The Company provides medical and 401(k) benefits to the executive officers that are generally available to Company employees. The amount of prerequisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 1998 and are very minimal.

Chief Executive Officer Compensation

         Dr. Brock has served as President of the Company since he founded it in 1972. His base salary in 1998 was $300,000, a level believed to be competitive with that of other similarly situated companies in the construction equipment industry.

         Dr. Brock's bonus for fiscal 1998 was $160,000. This bonus was based on the subjective determination of the Compensation Committee in recognition of Dr. Brock's contribution to the Company in 1998. The Compensation Committee believes Dr. Brock has continued to manage the Company well in a challenging business climate.

                                           COMPENSATION COMMITTEE

                                           Daniel K. Frierson, Chairman
                                           E. D. Sloan, Jr.
                                           Ronald W. Dunmire
                                           G. W. Jones

SECTION 16(A) FILING REQUIREMENTS

         Based solely on a review of the copies of the Forms 3, 4 and 5 received by it, the Company believes that during 1998 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were satisfied, except that Albert E. Guth failed to timely file a Form 4 with respect to the purchase of 20,000 shares of Common Stock in August 1998.

                                    AUDITORS

         Ernst & Young LLP served as the Company's auditors for the year ended December 31, 1998, and that firm of independent accountants is serving as auditors for the Company for the current calendar year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         The reports of Ernst & Young LLP on the financial statements of the Company for the three most recent fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

                             SOLICITATION OF PROXIES

         The costs of soliciting proxy appointments will be paid by the Company. In addition to solicitation by mail, officers of the Company may solicit proxy appointments by personal interview, and by telephone and telegraph, and may request brokers holding stock in their names, or the names of nominees, to forward proxy soliciting material to the beneficial owners of such stock and will reimburse such brokers for their reasonable expenses.

                                  OTHER MATTERS

         Management does not know of any other matters to be brought before the meeting other than those referred to above. If any matters which are not specifically set forth in the form of proxy appointment and this proxy statement properly come before the meeting, the persons appointed as proxies will vote thereon in accordance with their best judgment.

         Whether or not you expect to be present at the meeting in person, please vote, sign, date, and return promptly the enclosed proxy appointment card in the enclosed envelope. No postage is necessary if the proxy appointment card is mailed in the United States.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders of the Company intended to be presented for consideration at the 2000 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices on or before November 22, 1999 in order to be included in the Company's Proxy Statement and Form of Proxy Appointment relating to the 2000 Annual Meeting of Shareholders.

                        [FORM OF PROXY APPOINTMENT-FRONT]

                             ASTEC INDUSTRIES, INC.
                 PROXY APPOINTMENT SOLICITED BY AND ON BEHALF OF
                             THE BOARD OF DIRECTORS
         FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 1999


        The undersigned hereby appoints J. Don Brock and Richard W. Bethea, Jr., and each of them, with individual power of substitution, proxies to vote all shares of the Common Stock of Astec Industries, Inc. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held in Chattanooga, Tennessee on April 22, 1999, and at any adjournment thereof, as follows:

        For participants in the Company's 401(k) Retirement Plan, as amended and restated on March 1, 1987 ("Plan"), this card also provides voting instructions to the Trustee under the Plan for the undersigned's allowable portion, if any, of the total number of shares of Common Stock of the Company held by such Plan as indicated on the reverse side hereof. These voting instructions are solicited and will be carried out in accordance with the applicable provisions of the Plan.


1.      [  ]    Authority Granted (except as indicated to the contrary below)

        [  ]    Authority Withheld
                                      to vote for the election as directors of the Company in Class I of the three nominees set forth below to serve until the 2002 Annual Meeting of Shareholders, or in the case of each nominee until his successor is duly elected and qualified, as set forth in the accompanying Proxy
                                      Statement:

                         William D. Gehl, Ronald W. Dunmire, Robert Dressler

                         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), LIST NAME(S) BELOW.)


                          --------------------------------------------------

--------------------------------------------------------------------------------


2.      [  ]    Authority Granted

        [  ]    Authority Withheld

                                      to vote in accordance with their best
                                      judgment upon such other matters as may
                                      properly come before the meeting or any
                                      adjournments thereof.

        [  ]    Abstain from Voting

                (Continued and to be signed and dated on other side)

                        [FORM OF PROXY APPOINTMENT-BACK]


THIS PROXY APPOINTMENT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY APPOINTMENT WILL BE VOTED AFFIRMATIVELY ON PROPOSAL 1.


IMPORTANT: Please date this proxy appointment card and sign exactly as your name or names appear(s) hereon. If the stock is held jointly, signatures should include both names. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give full title. In order to ensure that your shares will be represented at the Annual Meeting of Shareholders, please vote, sign, date, and return this proxy appointment card promptly in the enclosed business reply envelope. If you do attend the meeting, you may, if you wish, withdraw your proxy appointment and vote in person.


                                                                          (SEAL)
                           ----------------------------------------------------
                           Signature of Shareholder


                           DATED:                                         , 1999
                                 -----------------------------------------

                                                                          (SEAL)
                           ----------------------------------------------------
                           Signature of Shareholder


                           DATED:                                         , 1999
                                 -----------------------------------------